Exhibit 31.2

Certifications

I, Westley S. Stockton, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Gulf Island Fabrication, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal Accounting Officer)

Date: May 2, 2025